UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2021

ALKURI GLOBAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40011	85-4768339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 632-0303

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one fourth of one redeemable warrant	KURIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	KURI	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	KURIW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed, on June 3, 2021, Alkuri Global Acquisition Corp. (“Alkuri” or the “Company”) entered into a Merger Agreement (the “Merger Agreement”), by and among Alkuri, Babylon Holdings Ltd., a company organized under the laws of the Bailiwick of Jersey with registered number 115471 (“Babylon”), Liberty USA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and, solely for purposes of Section 1.08 of the Merger Agreement, each of Alkuri Sponsors LLC (the “Sponsor”) and Dr. Ali Parsadoust (the “Founder”).

On October 20, 2021, the Company held a special meeting (the “Special Meeting”) and Alkuri’s stockholders approved the proposal to approve the Business Combination (defined below) and the related agreements and transactions. Redemptions of 30,857,347 shares of Alkuri common stock were made in connection with the Special Meeting.

On October 21, 2021 (the “Closing Date”), as contemplated by the Merger Agreement, Merger Sub merged with and into Alkuri, with Alkuri continuing as the surviving corporation (the “Surviving Company”) and a wholly owned subsidiary of Babylon (the “Business Combination” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Pursuant to the Merger Agreement, each share of Alkuri common stock (including the Alkuri common stock held by the Sponsor but excluding shares held in treasury by Alkuri) was automatically converted into the right to receive one Class A Ordinary Share of Babylon (the “Babylon Class A Shares”) and each outstanding Alkuri warrant was assumed by Babylon and automatically converted into a Babylon warrant (“Babylon Warrant”).

Additionally, on the Closing Date, existing shareholders of Babylon completed the sale of an aggregate of 23,000,000 Babylon Class A Shares to certain accredited investors (“PIPE Investors”), at a price per share of $10.00, for gross proceeds to such sellers of approximately $230 million (the “PIPE Investment”), pursuant to a series of subscription agreements (the “Subscription Agreements”) previously entered into between the PIPE Investors and Babylon. Entities affiliated with the Sponsor purchased 1,300,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. The Founder purchased 200,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. Per Brilioth, a member of Babylon’s board of directors, VNV (Cyprus) Limited, a holder of greater than 5% of Babylon’s share capital, Georgi Ganev, a member of Babylon’s board of directors, and Invik S.A., a holder of greater than 5% of Babylon’s share capital, each purchased 500,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors.

On the Closing Date and immediately prior to the consummation of the Transactions and the PIPE Investment, Babylon effected a reclassification (the “Reclassification”) whereby (i) each outstanding share of Babylon that was issued and outstanding immediately prior to the filing of the certificate of merger between Merger Sub and Alkuri (the “Effective Time”) was reclassified into Class A ordinary shares (“Pubco Class A Shares”), other than the existing Babylon Class A Shares, which were reclassified as Class B ordinary shares (“Pubco Class B Shares,” and together with the Pubco Class A Shares, the “Pubco Shares”)) and (ii) Babylon adopted its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), and (iii) any outstanding stock options of Babylon issued and outstanding immediately prior to the Effective Time were adjusted to give effect to the foregoing transactions and remain outstanding.

Following the Reclassification, (a) immediately prior to the Business Combination, each Class B ordinary share of Babylon was cancelled automatically and converted into one Pubco Class A Share and (b) after giving effect to the foregoing and in connection with the Business Combination, each share of Class A common stock of Alkuri issued and outstanding was converted automatically into one Pubco Class A Share.

The Pubco Class A Shares and the Babylon Warrants will begin trading on the New York Stock Exchange under the symbol “BNLN” and “BBLN.W,” respectively, on October 22, 2021.

The description of the Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the text of the Merger Agreement, which was filed as Exhibit 2.1 to Alkuri’s Current Report on Form 8-K filed on June 4, 2021, and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Business Combination, Alkuri terminated in accordance with its terms that certain Investment Management Trust Agreement, between Alkuri and Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental invested the proceeds of Alkuri’s initial public offering in a trust account.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the consummation of the Business Combination, on the Closing Date, Alkuri notified The Nasdaq Stock Exchange LLC (“Nasdaq”) that the Business Combination had become effective and that Alkuri’s outstanding securities had been converted into Pubco Shares and Babylon Warrants. Alkuri requested that Nasdaq delist Alkuri’s Class A common stock, redeemable warrants, and units and, as a result, trading of Alkuri’s Class A common stock, redeemable warrants, and units on Nasdaq was suspended at 4:00 p.m. on October 21, 2021. On October 22, 2021, Alkuri filed a notification of removal from listing and registration on Form 25, thereby commencing the process of delisting Alkuri’s Class A common stock, redeemable warrants and units from Nasdaq and deregistering the securities under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 and Item 3.01 above and Item 5.01 below of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Business Combination, a change in control of Alkuri occurred. Following the consummation of the Business Combination, Alkuri became a wholly owned subsidiary of Babylon.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In accordance with the terms of the Merger Agreement, and effective as of the Closing Date, each of Alkuri’s officers and directors resigned as a member of Alkuri’s board of directors and/or from each officer position previously held, as applicable. These resignations were not a result of any disagreement between Alkuri and the officers and directors on any matter relating to Alkuri’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 3, 2021, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc., and Alkuri Global Acquisition Corp. (incorporated by reference to the Alkuri Current Report on Form 8-K filed on June 4, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Alkuri agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKURI GLOBAL ACQUISITION CORP.

	By:	/s/ Rich Williams
	Name:	Rich Williams
	Title:	Chief Executive Officer
Date: October 22, 2021